UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Loral Space & Communications Inc.

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LORAL SPACE & COMMUNICATIONS INC.

Explanatory Note

Loral Space & Communications Inc. is filing this Investor Presentation to update the Investor Presentation, originally filed with the Securities and Exchange Commission on July 22, 2021, to include the “Loral Stock Price vs. Index Performance Since Announcement” chart reflected on Slide 9.

Loral Space & Communications Inc. Integration Transaction July 22, 2021

Disclaimer

FORWARD-LOOKING STATEMENTS

This investor presentation ("Investor Presentation") contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed integration transaction (the "Transaction") contemplated by the Transaction Agreement and Plan of Merger (as it may be amended from time to time and including all exhibits and schedules thereto, the "Transaction Agreement") among Loral Space & Communications Inc. ("Loral"), Telesat Canada ("Telesat"), Telesat Corporation ("Telesat Corporation"), Telesat Partnership LP ("Telesat Partnership"), Telesat CanHold Corporation, Lion Combination Sub Corporation, Public Sector Pension Investment Board ("PSP Investments") and Red Isle Private Investments Inc.. When used in this Investor Presentation, the words "believes," "expects," "plans," "may," "will," "would," "could," "should," "anticipates," "estimates," "project," "intend" or "outlook" or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission ("SEC"), and press releases or oral statements made with the approval of an authorized executive officer of Loral. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as "Risk Factors" in Loral's current Annual Report on Form 10-K, in Loral's Quarterly Reports on Form 10-Q and in the Proxy Statement (as defined below). The reader is specifically referred to these documents, as well as Loral's other filings with the SEC. Risks and uncertainties include but are not limited to (1) risks associated with financial factors, including swings in the global financial markets, increases in interest rates and access to capital; (2) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (3) risks and uncertainties associated with the Telesat Lightspeed constellation, including overcoming technological challenges, access to spectrum and markets, governmental restrictions or regulations to address environmental concerns, raising sufficient capital to design and implement the system and competition from other low earth orbit systems; (4) regulatory risks, such as the effect of industry and government regulations that affect Telesat; (5) risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all, including the failure to obtain necessary regulatory and stockholder approvals; (6) risks relating to the inability or failure to realize the anticipated benefits of the Transaction; (7) risks of disruption from the Transaction making it more difficult to maintain business and operational relationships; (8) risks relating to the incurrence of significant transaction costs and unknown liabilities, including litigation or regulatory actions related to the Transaction; and (9) other risks, including risks relating to and resulting from the COVID-19 pandemic. The foregoing list of important factors is not exclusive. Furthermore, each of Telesat and Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Telesat's or Loral's control. These risks, as well as other risks associated with Loral, Telesat Corporation, Telesat Partnership and the Transaction are also more fully discussed in the Registration Statement on Form F-4, as amended, which includes a proxy statement/prospectus (as amended, the "Form F-4"), which was first publicly filed with the SEC by Telesat Corporation and Telesat Partnership on April 26, 2021 and declared effective by the SEC on June 30, 2021, a definitive proxy statement, which was filed by Loral with the SEC on June 30, 2021 (the "Proxy Statement"), and the prospectus, which was filed by Telesat Corporation and Telesat Partnership on June 30, 2021 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Investor Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Transaction, Telesat Corporation, Telesat Partnership and Loral have filed certain materials with the SEC, including the Form F-4 filed by Telesat Corporation and Telesat Partnership and the Proxy Statement filed by Loral. The Form F-4 was declared effective on June 30, 2021 and the Proxy Statement was first mailed to Loral Stockholders on or about July 7, 2021 in connection with the special meeting of Loral Stockholders to consider and approve the Transaction. The proxy statement/prospectus will also be filed with the applicable Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE FORM F-4, PROSPECTUS, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORAL, TELESAT, TELESAT CORPORATION, TELESAT PARTNERHSIP AND THE TRANSACTION. Investors and security holders are able to obtain these materials and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC's website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of Form F-4 and Prospectus may be obtained free of charge from Telesat's internet website for investors www.telesat.com/investor-relations, and a copy of the Proxy Statement may be obtained free of charge from Loral's investor relations website at www.loral.com/Investors. Investors and security holders may also read and copy any reports, statements and other information that Loral, Telesat, Telesat Corporation or Telesat Partnership files with the SEC on the SEC's website at www.sec.gov.



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Disclaimer 3 PARTICIPANTS IN THE SOLICITATION OF VOTES Loral , Telesat and their respective directors, executive officers and certain other members of management and employees may be deemed to be part ici pants in the solicitation of proxies from the stockholders of Loral in respect of the Transaction . Information regarding Telesat directors and executive officers is available in its Form 20 - F for the year ended December 31, 2 020 filed by Telesat on SEDAR at www.sedar.com on March 4, 2021, and information regarding Loral’s directors and executive officers is available in its Form 10 - K for the year ended December 31, 2020 filed with the SEC on March 9, 2021 and in its proxy statement for Loral’s annual meeting for 2020 filed with the SEC on May 20, 2021. Other information regarding the participants i n the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Prospectus, the Proxy Statement and other relevant materials to be filed with the SEC and the Canadian securities regulators. For more information regarding these and other risks and uncertainties that Loral may face, see the section entitled “Risk Factor s” in Loral’s Proxy Statement, Form 10 - K, Form 10 - Q and Form 8 - K filings with the SEC and as otherwise enumerated herein or therein . For more information regarding these and other risks and uncertainties that Telesat may face, see the section entitled “Risk Fact ors ” in Telesat’s Form 20 - F and Form 6 - K filings with the SEC and as otherwise enumerated herein or therein . CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS This Investor Presentation may describe certain material U.S. federal income tax considerations with respect to the Transacti on and the subsequent ownership and disposition of Telesat Corporation Shares and LP Units (as defined below). Any discussion herein is not a substitute for your own analysis of the tax considerations for t he Transaction and the subsequent ownership and disposition of Telesat Corporation Shares and LP Units. It is recommended that you consult your own tax advisor regarding the U.S. (federal, state and local), Canadian ( federal and provincial) and other tax considerations for these matters in light of your particular circumstances. The discussion does not constitute tax advice and does not address all aspects of U.S. fede ral income taxation that may be relevant to particular holders of shares of Loral Common Stock, Telesat Corporation Shares or LP Units in light of their personal circumstances, or to any holders subject to special treatment under the Code .

Transaction Overview Background of the Transaction 4 » Current Two - Tier Structure Impairs Value □ Loral Stockholders hold stock in Loral . Loral , in turn, is the majority economic owner of Telesat, but does not have majority governance rights (a two - tier structure in which the Loral stock price is potentially discounted for being in a holding company without majority control). See the pre - Transaction structure chart on slide 10 □ PSP Investments owns equity directly in Telesat □ The differing ownership levels have, in the past, created a misalignment of interests between Loral Stockholders and PSP Investments that added to the complexity of financing and completing strategic transactions » The Transaction . As a result of the Transaction, the direct and indirect holders of Telesat ( i.e ., the Loral Stockholders, PSP Investments and certain members of Telesat Management) will hold their equity in a newly formed Canadian public company, Telesat Corporation, in the same proportion as their current equity ownership in Telesat. See the post - Transaction structure chart on slide 11 □ To provide Loral Stockholders who have a “built - in gain” on their Loral stock with the opportunity to participate in the Transaction on a U.S. tax - deferred basis, Loral Stockholders may alternatively elect to receive limited partnership units (“ LP Units ”) in a Canadian partnership, Telesat Partnership (instead of shares of Telesat Corporation). After a six - month lockup period following consummation of the Transaction, those LP Units may be exchanged for Telesat Corporation Shares at the election of the holder □ Loral’s non - Telesat net asset value is expected to be negative. PSP Investments will be compensated for such negative net asset value and any Loral contingent liabilities via economic adjustments and contractual protections in the Transaction Agreement

Transaction Overview Telesat Lightspeed 5 » Telesat has commenced development of what it believes to be the world’s most advanced constellation of low earth orbit (“ LEO ”) satellites and terrestrial infrastructure, called “Telesat Lightspeed ” – a platform designed to revolutionize the provision of global broadband connectivity » Telesat Lightspeed will be optimized to serve the fast - growing broadband connectivity requirements of fixed and mobile network operators, aeronautical and maritime users, enterprise customers and governments » Telesat Lightspeed is expected to consist of 298 state - of - the - art interconnected LEO satellites coupled with a sophisticated and integrated terrestrial infrastructure to create a fiber - like broadband network for commercial and government users worldwide. Telesat’s fleet is envisioned to provide full global coverage with concentrated capacity over geographic regions of highest demand » The addressable market for Telesat’s services is expected to be dramatically increased by Telesat Lightspeed , from approximately $18 billion to approximately $365 billion, significantly expanding Telesat’s growth potential

Transaction Overview Additional Reasons for the Transaction 6 » Better align the interests of the direct and indirect equityholders in Telesat » Result in Loral Stockholders receiving the benefit of holding their interests in Telesat Corporation directly, rather than holding their interests in Telesat indirectly through Loral » Facilitate access to the public equity markets for Telesat Corporation as a possible means to fund Telesat Lightspeed , which will require an estimated capital investment of approximately $5 billion » Facilitate potential future strategic transactions that could involve the shares of Telesat Corporation » Maintain the Canadian character of Telesat to preserve Canadian government support » Help improve liquidity over time, including by potentially attracting the interest of Canadian institutional investors » Be more favorable to the Loral Stockholders as compared to alternative transaction structures, including those that have been previously pursued » Avoid the substantial tax liabilities that would otherwise be incurred upon a sale of Loral’s interests in Telesat » Result in Telesat receiving certain important covenant relief under the terms of Telesat’s existing debt securities, due to Telesat being beneficially owned by a single public company, Telesat Corporation . 4 3 2 5 6 7 8 9

Transaction Overview Transaction Consideration 7 » Each share of Loral Common Stock will be converted into one of the following four forms of consideration on a one - for - one basis. The consideration received will represent the same indirect beneficial economic interest in Telesat immediately following the Transaction as held immediately prior to the Transaction Consideration Restriction on Ownership Restriction on Transfer Anticipated U.S. Tax Treatment Class A Common Shares Telesat Corporation (1) Holder must be able to demonstrate that it is Canadian (within the meaning of the Investment Canada Act ) None A U.S. tax resident Loral Stockholder should recognize any gain on the exchange of Loral Common Stock for Telesat Corporation Shares; recognition of any loss will be deferred until subsequent disposition of the Telesat Corporation Shares Class B Common Shares Telesat Corporation (1) None Class A Limited Partnership Units Telesat Partnership (2) Holder must be able to demonstrate that it is Canadian (within the meaning of the Investment Canada Act ) The LP Units are non - transferrable (except for certain permitted transfers ) Following a six - month lockup period, the LP Units may be exchanged for an equal number of Telesat Corporation Shares A U.S. tax resident Loral Stockholder should not recognize gain or loss on the exchange of Loral Common Stock for LP Units Upon the exchange of LP Units for Telesat Corporation Shares, a U.S. tax resident holder should recognize any gain or loss on the exchange Class B Limited Partnership Units Telesat Partnership (2) None (1) The Class A Shares and Class B Shares have identical economic rights and differ only in their voting rights as described in the Proxy Statement (2) The Class A Units and Class B Units have identical economic rights and differ only in their voting rights as described in the Proxy Statement

Transaction Overview

Recommendations and Opinions

1 Recommendation of the Loral Board

- The Loral Board determined that the Transaction Agreement and the Transaction are in the best interests of Loral and the Loral Stockholders and **recommends that the Loral Stockholders vote to adopt the Transaction Agreement**. Two directors affiliated with MHR Fund Management LLC ("**MHR**") recused themselves from participating in the Loral Board vote on the recommendation

2 Recommendation of the Special Committee

- After due and careful consideration, the independent special committee formed by the Loral Board (the "**Special Committee**") determined that the Transaction Agreement and the Transaction are fair, advisable and in the best interests of the public stockholders and **recommended that the Transaction and the Transaction Agreement be approved and adopted by the Loral Board**

3 Opinion of LionTree

- On November 23, 2020, LionTree Advisors LLC rendered its opinion to the Loral Board and the Special Committee that as of the date of the Transaction Agreement, the consideration to be received by the Loral Stockholders (for purposes of such opinion, other than MHR, PSP Investments and their respective affiliates), taken in the aggregate, pursuant to the Transaction Agreement was fair to such Loral Stockholders from a financial point of view. The LionTree opinion was based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion, which are described in more detail in the Proxy Statement. LionTree's advisory services and opinion were provided for the information and assistance of the Loral Board and the Special Committee and the opinion does not constitute a recommendation as to how any Loral Stockholder should vote with respect to the Transaction or any other matter. The full text of LionTree's opinion is attached as Annex Q to the Proxy Statement



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Transaction Overview Loral Stock Price vs. Index Performance Since Announcement Source: FactSet as of July 21, 2021. (1) Deal announced before market open on November 24, 2020. (1) % Change in Price Loral S&P 500 Russell 3000 Procure Space ETF Last six months 36.4% 13.1% 10.7% 7.9% YTD 70.1% 16.0% 14.3% 17.9% Since November 23, 2020 82.2% 21.8% 20.8% 22.8% 9

Pre - Transaction Structure Chart 10 Percentages represent economic interest

Post - Transaction Structure Chart 11 Percentages represent economic interest

Transaction Overview Approvals and Timing » Approvals □ Required Loral stockholder approvals: □ Majority of the outstanding shares □ Majority of the outstanding shares not held by the parties to the Transaction or certain of their affiliates □ Pending Regulatory Approvals: FCC/Team Telecom and CFIUS » Timing □ June 10, 2021: Record date (close of business ) □ August 9, 2021: Shareholder vote ( 10:00 a.m. Eastern Time ) □ Expected to close in Q3 2021, subject to receipt of the approvals described above and other customary closing conditions 12

Post - Closing Governance Board Governance and Canadian Status » Telesat Partnership . Telesat Partnership will be managed by Telesat Corporation, its general partner » Telesat Corporation . Telesat Corporation will be subject to several special governance provisions designed to maintain Telesat’s status as Canadian - controlled for regulatory purposes and to preserve and obtain future Canadian government support . Such special governance provisions include, among other things, the following provisions relating to Telesat Corporation’s board of directors : □ At least a majority of the members of Telesat Corporation’s board of directors and each committee will be required to be Canadian (as defined in the Investment Canada Act ) and nominated by Canadians . The initial members of Telesat Corporation’s board of directors (biographies included in the Appendix) will include: □ A quorum at any meeting of Telesat Corporation’s board of directors will require that a majority of the members present be both Canadian and nominated by Canadians ▪ Ms . Mélanie Bernier ▪ Mr. Michael Boychuk ▪ Mr . Jason A. Caloras ▪ Mr. Dick Fadden ▪ Mr. Daniel Goldberg ▪ Mr. Henry Intven ▪ Dr. Mark H. Rachesky ▪ Mr. Guthrie Stewart ▪ Mr . Michael B. Targoff ▪ Individual to be named 13

Post - Closing Governance Certain Shareholder Rights » Board Rights □ Each of MHR and PSP Investments will have the right to nominate up to three members of the Board of Directors of Telesat Corporation based on its ownership of Telesat Corporation Shares and LP Units. Each will also have certain specified rights to have its designees serve on committees of the Board of Directors of Telesat Corporation » Veto Rights □ Each of MHR and PSP Investments will have the right to veto certain fundamental changes proposed to be taken by Telesat Corporation or Telesat Partnership, including changes to their respective organizational documents, the declaration and payment of non - pro rata dividends and certain tax or accounting elections 14

Post - Closing Governance Shareholder Voting Rights » LP Units Vote on an “as - if - exchanged” basis . Holders of LP Units will be entitled to vote on all matters submitted to the holders of Telesat Corporation Shares on an “as - if - exchanged” basis by virtue of a voting trust arrangement » Canadian Voting . To maintain Telesat Corporation’s status as Canadian - controlled for regulatory and financing purposes following consummation of the Transaction, there are special voting rules to ensure that Canadian shareholders of Telesat Corporation will have a majority of votes cast on all matters submitted to a vote of Telesat Corporation shareholders □ The LP Units and the Telesat Corporation Shares will be divided into Class A held by Canadians, Class C held by PSP Investments, and Class B held by all others □ If the aggregate vote of Class A Shares and Class A Units (together with the vote of PSP Investments), is less than the aggregate vote of Class B Shares and Class B Units, then a “Golden Share” is voted by the Voting Trust pursuant to a formula to ensure that Canadian shareholders of Telesat Corporation and holders of LP Units will have a majority of votes cast on all matters submitted to a vote of Telesat Corporation shareholders » Second Tabulation Matters . To protect non - Canadian holders of Telesat Corporation Shares and LP Units in certain fundamental transactions, the following matters, among others, will require approval of a majority of the votes cast by the holders of Telesat Corporation Shares and LP Units , voting together as a single class, excluding the Golden Share: □ Effecting certain changes to Telesat Corporation’s capitalization; □ Taking steps to wind up, dissolve, reorganize or terminate Telesat Corporation; □ Effecting a merger or amalgamation of, or disposing of all or substantially all of the assets of , Telesat Corporation; and □ Removing a Telesat Corporation director. 15

Post - Closing Governance Shareholder Voting Rights » Voting Power . The following table summarizes the voting power of the different classes of Telesat Corporation Shares and LP Units: Class Voting for Directors All Other Votes Second Tabulation Votes Class A Shares 1 vote per share. Class B Shares 1 vote per share; provided that any voting power of a single holder in excess of one - third of the outstanding voting power of the Telesat Corporation Shares and LP Units (via the Special Voting Shares) and the Golden Share Canadian Votes will effectively be transferred to the Golden Share. 1 vote per share. Class C Fully Voting Common Shares 1 vote per share. Class C Limited Voting Common Shares No votes. 1 vote per share. Class A Units (voted via the Class A Special Voting Share) 1 vote per unit. Class B Units (voted via the Class B Special Voting Share) 1 vote per unit; provided that any voting power of a single holder in excess of one - third of the outstanding voting power of the Telesat Corporation Shares and LP Units (via the Special Voting Shares) and the Golden Share Canadian Votes will effectively be transferred to the Golden Share. 1 vote per unit. Class C Units (voted via the Class C Special Voting Share) Limited votes to ensure compliance with restrictions applicable to PSP Investments pursuant to its constating legislation. 1 vote per unit. Golden Share A number of votes equal to the sum of: • A number of votes such that the votes cast by the holders of Class A Shares and Class A Units, Class C Shares and Class C Units, and the Golden Share represent a simple majority of the votes cast; and • The number of votes transferred from the Class B Shares and Class B Units, if applicable. No votes. 16

Questions If you have any questions about the Transaction, need assistance voting your shares or need additional copies of the Proxy Statement and Proxy Card, please contact Loral’s proxy solicitor: 48 Wall Street, 22nd Floor New York, New York 10005 Shareholders Call Toll - Free: (800) 821 - 8781 Brokers and Banks Call Collect: (212) 269 - 5550 Email: Loral@dfking.com 17

Appendix 18

Post-Closing Governance

Detailed Board Overview

Mélanie Bernier	➢ Senior Vice President and Chief Legal Officer at PSP Investments since November 2018 ➢ Previously Vice President and Divisional General Counsel at PSP Investments
Michael T. Boychuk	➢ Since his retirement in 2015, serves as a professional corporate director ➢ Professional Chartered Accountant since 1979
Jason A. Caloras	➢ Principal of MHR Fund Management LLC since 2011 ➢ Director of Thor Resources and Manager of Magnet Companies
Richard Fadden	➢ Previously National Security Advisor to the Prime Minister of Canada from January 2015 to March 2016 ➢ Served as the Director of the Canadian Security Intelligence Service from 2009 until 2013
Daniel S. Goldberg	➢ Telesat's President and CEO (2006 – present) ➢ Former CEO of SES New Skies
Henry (Hank) Intven	➢ Principal of Haro Strait Consulting Inc. ➢ Former partner in the Toronto office of McCarthy Tétrault LLP, a leading Canadian law firm
Mark H. Rachesky	➢ Founder and Chief Investment Officer of MHR Fund Management LLC
Guthrie Stewart	➢ From 2015 until May 2021, an executive at PSP Investments, including until May 2020 Global Head of Private Investments ➢ Director of Telesat (2016 – present)
Michael B. Targoff	➢ Vice Chairman of Loral Space & Communications Inc. (2005 – present) ➢ Previously CEO of Loral (2006 – 2012)



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